SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 26, 2009
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue
Medford, MA	02155
(Address of principal executive offices)	(Zip Code)
(781) 391-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 14, 2009, the Board of Directors (the “Board”) of Century Bancorp, Inc. (the “Company”) ratified the approval by the Compensation Committee of the Board on November 25, 2008 of certain changes to the Company’s Supplemental Executive Retirement and Insurance Plan (the “Plan”). Further detail regarding these changes is contained in an 8-K filed on January 21, 2009. On January 20, 2009, the Board voted to approve the amended Plan document, which incorporates the changes ratified by the Board on January 14, 2009 and includes technical amendments necessary to comply with Section 409A of the Internal Revenue Code and the regulations issued thereunder. Section 409A imposes requirements regarding, among other things, payment elections, the timing of payments, and when distributions may be made under non-qualified deferred compensation plans. The amended Plan as adopted is effective as of December 1, 2008.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ William P. Hornby, CPA
William P. Hornby, CPA
Chief Financial Officer and Treasurer

January 26, 2009